REGISTRATION STATEMENT FILE NO. 33-62869
                         RULE 424(b)(3) PROSPECTUS SUPPLEMENT



     GOLD KIST INC.      Supplement Dated November 1, 1995
                         To Prospectus Dated October 24, 1995

     $ 6,120,563- 7.50%  Fifteen Year Subordinated Capital
                         Certificates of Interest (Series D)
     $ 5,608,355- 7.25%  Ten Year Subordinated Capital
                         Certificates of Interest (Series D)
     $12,083,239- 7.00%  Seven Year Subordinated Capital
                         Certificates of Interest (Series A)
     $11,670,318- 6.75%  Five Year Subordinated Capital
                         Certificates of Interest (Series C)
     $14,433,592- 6.50%  Three Year Subordinated Capital
                         Certificates of Interest (Series A)
     $14,973,083- 6.25%  Two Year Subordinated Capital
                         Certificates of Interest (Series A)
     $23,883,444- 6.00%  One Year Subordinated Loan Certificates
                         (Series C)
     $24,919,607- 6.10%  One Year Subordinated Large Denomination
                         Loan Certificate (Series A)
     $13,203,694- N/A    Six Month Subordinated Large
                         Denomination Loan Certificate (Series A)